As filed with the Securities and Exchange Commission on June 29, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	41-1983744 (I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650
Minneapolis, MN 55445
763-416-2840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nadim Yared
President and Chief Executive Officer
CVRx, Inc.
9201 West Broadway Avenue, Suite 650
Minneapolis, MN 55445
763-416-2840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy C. Seidel, Esq. Ben A. Stacke, Esq. Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center Minneapolis, MN 55402-1425 Telephone: (612) 766-7000	Ilir Mujalovic, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-256800

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☒
Non-accelerated filer ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common stock, par value $0.01 per share	862,500	$18.00	$15,525,000	$1,694

(1)	Represents only the additional number of shares of common stock being registered, including 112,500 additional shares that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-256800).

(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $122,187,500 on a Registration Statement on Form S-1, as amended (File No. 333-256800), which was declared effective by the Securities and Exchange Commission on June 29, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $15,525,000 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

CVRx, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”). This Registration Statement relates to the public offering of securities contemplated by the earlier registration statement on Form S-1, as amended (File No. 333-256800) (the “Prior Registration Statement”), which the Commission declared effective on June 29, 2021. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Common Stock offered by the Registrant by 862,500 shares of its Common Stock, which includes 112,500 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the proposed maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on June 30, 2021), (ii) certifies that it will not revoke such wire transfer instructions, and (iii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Legal Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-256800) declared effective by the Commission on June 29, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 29, 2021.

CVRx, Inc.

By:	/s/ Nadim Yared
Name: Nadim Yared
Its: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadim Yared Nadim Yared	President and Chief Executive Officer (Principal Executive Officer)	June 29, 2021

/s/ Jared Oasheim Jared Oasheim	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2021

* Ali Behbahani, M.D.	Director	June 29, 2021

* Mudit K. Jain, Ph.D.	Director	June 29, 2021

* John M. Nehra	Director	June 29, 2021

* Kirk Nielsen	Director	June 29, 2021

* Geoff Pardo	Director	June 29, 2021

* Joseph Slattery	Director	June 29, 2021

*By:	/s/ Nadim Yared
Nadim Yared
Attorney-in-Fact